Exhibit 3.7

State of Delaware Secretary of State Division of Corporations Delivered 04:17 PM 05/29/2014 FILED 04:08 PM 05/29/2014 SRV 140753254 - 5541940 FILE

CERTIFICATE OF FORMATION

OF

ETP RETAIL HOLDINGS, LLC

This Certificate of Formation of ETP RETAIL HOLDINGS, LLC (the “Company”), dated May 29, 2014 is being duly executed and filed by Philip D. Amoa, Esq. as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is:

ETP RETAIL HOLDINGS, LLC

SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808, County of New Castle. The name of the registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of ETP RETAIL HOLDINGS, LLC as of the date first above written.

/s/ Philip D. Amoa
Philip D. Amoa, Esq.
Authorized Person